EXHIBIT 10.12

White Label Agreement

This White Label Agreement is made by and between

(1)	Splash Technology Limited, incorporated and registered in [***] with company number [***] whose registered office is at [***] (the “Supplier”); and

(2)	Esports Technologies, Inc., incorporated and registered in Nevada, USA with company number B202009251100333 whose place of business is at 720 South 7th Street, 3rd Floor, Las Vegas, Nevada 89101 (“EST”).

Recitals

(A)	The Supplier has developed a proprietary digital platform that can be used to provide free-to-play predictor games published in customized native applications.

(B)	The Supplier shall make accessible the Product to End Users located in the Territories in accordance with the terms of this Agreement.

(C)	EST wishes to take a license of the platform, product and games for the purposes of creating an EST branded App, to be fully managed by the Supplier.

1.	Definitions

1.1	The words below shall be afforded the following meanings:

Agreement	means this White Label Agreement, the preamble and all the appendices, schedules and exhibits that are attached hereto;

Additional Development	any additional development of bespoke functionality to the Product if agreed to by the parties in writing;

Additional Development Costs	means the charges for any Additional Development undertaken by the Supplier on either a time and materials basis (as set out in Schedule 2) or on an agreed fixed cost basis as more particularly detailed in the relevant Variation Notice;

App	shall mean an application which includes the Material which is available for downloading and installing on a mobile and/or tablet device through the App Store and which is branded with the EST Branding;

App Store	shall mean the digital distribution service and/or platform developed and maintained by Apple or Google where applications for mobile and tablets can be accessed and downloaded and installed by individuals;

Applicable Law	all applicable laws, directives, statutes, regulations and/or codes from time to time in force including without limitation the Data Protection Legislation and for the avoidance of doubt those in the Territories;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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EST Group	EST, any/or any member of it’s Group;

EST IP	all Intellectual Property Rights owned by or licenced to the EST Group from time to time including without limitation the Branding (but excluding the App, the Games, and the Trade Marks);

EST Brand	means Esportsgames or otherwise agreed by the parties, initially

Branding	means the EST Group’s content, materials, trademarks (whether registered or unregistered) which includes without limitation the EST Brand, trade names, service marks as well as other information, documentation or resources, and any other deliverables received by the Supplier from EST;

Business Day	a day other than a Saturday, Sunday or public holiday in England when banks are open for banking business;

Commencement Date	the date of execution of this Agreement by both parties;

Data Protection Legislation	the General Data Protection Regulation ((EU) 2016/679) and any national implementing laws, regulations and secondary legislation, as amended or updated from time to time, the Privacy and Electronic Communications (EC Directive) Regulations 2003 and all laws and regulations relating to processing of personal data and privacy applicable to the parties;

Domain Name	Esportsgames.com

End User

an individual who is located in the Territories, who is aged 18 or greater who downloads and installs the Product onto a mobile or tablet device, who then registers with the Product and agrees to the Terms and Conditions;

End User Data	means the name, address, email address, player ID, telephone numbers, playing history, passwords, and account history IP address of the End User and any other Personal Data (as this term is defined under the Data Protection Legislation) collected from time to time about the End User by the Supplier with respect to the Product;

End User Support	means the handling of any requests, questions or complaints made by an End User;

Fees	as more particular detailed in Schedule 2;

Games	the free to play quiz predictor and trivia games which are made available to play on the App

Guidelines	means all documents, information, policies and/or instructions provided by EST to the Supplier;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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Group	means in respect of a party, that party, any subsidiaries or holding companies from time to time to of that party and any subsidiaries from time to time to of a holding company of that party as such expressions are defined in Section 1162 of the Companies Act 2006;

Insolvency Event	the occurrence of any of the following events:

(a)
the relevant party suspends, or threatens to suspend, payment of its debts or is unable to pay its debts as they fall due or admits inability to pay its debts, or a liquidator being appointed, or a receiver or manager being appointed in respect of any of its assets;

	(b)	a resolution being passed for the winding up of the company of the relevant party;

	(c)	a judgment being entered against the relevant party requiring the payment of monies and such judgment remaining unsatisfied for thirty (30) days;

the relevant party commences negotiations with all or any class of its creditors with a view to rescheduling any of its debts, or makes a proposal for or enters into any compromise or arrangement with any of its creditors other than (being a company) for the sole purpose of a scheme for a solvent amalgamation of that party with one or more other companies or the solvent reconstruction of that party; or any event occurs, or proceeding is taken, with respect to the other party, in any jurisdiction to which it is subject, that has an effect equivalent or similar to any of the events specified above in this definition;

Intellectual Property Rights

shall mean, without limitation, all intellectual property rights, whether or not patentable, including without limitation, rights in algorithms, binary code, brands, business methods, business plans, computer programs, computer software, concepts, confidential information, databases, developments, firmware, composition of matter or materials, certification marks, collective marks, copyright, customer lists, data, designs (whether registered or unregistered), derivative works, discoveries, distributor lists, documents, domain names, file layouts, formulae, goodwill, ideas, improvements, industrial designs, information, innovations, inventions, integrated circuits, know-how, logos, manufacturing information, mask works, materials, methods, moral rights, object code, original works of authorship, patents, patent applications, patent rights, including but not limited to any and all continuations, divisions, reissues, re-examinations or extensions, plans, processes, proprietary technology, reputation, research data, research results, research records, semiconductor chips, service marks, software, source code, specifications, statistical models, supplier lists, systems, techniques, technology, trade secrets, trademarks, trade dress, trade names, trade styles, technical information, utility models, and any rights analogous to the foregoing;

Landing Page	shall mean the website located at url esportsgames.com

Launch Date	shall have the meaning set out in clause 6.1;.

Loss	(a)	any and all claims, liabilities, losses, fines, suits, judgements, damages, costs and/or expenses (including legal expenses) and Losses will be construed accordingly;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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Material

shall mean, except for any EST IP any and all materials of any nature whether comprising text, images, whether visual or subliminal internal or external, whether a graphics interchange format or joint photographics export group or portable network graphics, photographs, drawings, plans, sketches, electronically-generated material, sounds, sound effects, music, logos, trademarks, design rights, background, banners, bookmarks, borders, tables, captions, characters, clip art, cartoons, computer- generated art, maps, image map links, common gateway interface script, data, domain names, footnotes, headings, hypertext, video and the combination of any or all such elements, software and information used on the Product;

Month	a calendar month;

Monthly Active Users	means in any Month an End User who completes in full and successfully submits at least one completed Game on the Product;

Monthly Fee	shall have the meaning set out in Schedule 2;

Personal Data	as defined in the General Data Protection Regulation (EU 2016/679);

Platform	the Supplier’s Software, infrastructure and cloud computing platform and runtime environment by means of which the Supplier hosts, maintains and runs the Product;

Prizes	Means any prizes, be they monetary, tangible or virtual, that are awarded or won by end users in the App.

Product	means the App and/or the Games;

Product Specification	the detailed technical and commercial requirements of EST in respect of the Product as set out in the Proposal agreed between the parties pursuant to Error! Reference source not found. and/or as further specified under Schedule 1 to this Agreement and such term shall include any later versions agreed pursuant to any Variation Notice;

Software	means the proprietary software owned by the Supplier by which the Product is made accessible to End Users;

Terms and Conditions

shall mean the terms and conditions adopted by the Supplier governing and regulating the relationship between the Supplier and each End User with respect to the use of the Product which shall include without limitation a Privacy Policy;

Questions	sets of questions for the following esports; LOL, DOTA2, CS:GO, Overwatch, COD, FIFA, NBA2K, StarCraft, Rocket League, Fortnite, PUBG, Clash Royale and Hearthstone together with such other esports or topics as agreed between the parties from time to time;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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Privacy Policy	a policy that discloses all of the ways the Supplier gathers, uses, discloses, and manages the End Users data;

Territories	shall mean Global, unless otherwise specified.

Third Party Technical Specification	shall mean all manner of dedicated and tailored software programming specifications as are needed by third parties including but not limited to an Android Application Packaging File (APK) for Google and Software Development Kit (SDK) for Apple to enable the App to function in any App Store;

Trademarks	any registered or unregistered trademark of the Supplier or any member of its Group; and

1.2	A person includes a corporate or unincorporated body (whether or not having separate legal personality) and that person’s successors and permitted assigns.

1.3	References to clauses and the Schedules are to the clauses and the Schedules of this Agreement and references to paragraphs are to paragraphs of the Schedules.

1.4	This Agreement will be binding on, and ensure to the benefit of, the parties to this Agreement and their respective successors and permitted assigns, and references to any party will include that party’s successors and permitted assigns.

1.5	A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.

1.6	A reference to a statute or statutory provision will include all subordinate legislation made from time to time.

1.7	A reference to writing or written includes email other than with respect to termination of the Agreement.

1.8	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.9	Any reference to an English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing will, in respect of any jurisdiction other than England and Wales, be deemed to include a reference to that which most nearly approximates the legal term in the relevant jurisdiction.

1.10	Words importing the singular will include the plural and vice versa.

1.11	The headings in this Agreement are for ease of reference only and shall not affect its construction.

1.12	Any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

2.	Grant of Licences

2.1	The Supplier hereby grants EST and its Affiliates an exclusive, non-transferable, non-sub- licensable (unless explicitly agreed by both parties) right as an esports licensee in the Territories during the term of this Agreement:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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2.1.1	to market and promote the App in any form of media whether online or offline including without limitation on social media;

2.1.2	to market and promote the Games in any form of media whether online or offline including without limitation on social media; and/or

2.1.3	to use the Trade Marks in connection with the marketing and the promotion of the App and/or the Games including without limitation on social media.

2.2	Other than as may be mutually approved in writing (email consent shall constitute a “writing” EST will not represent itself as an agent of the Supplier for any purpose, nor pledge the Supplier’s credit or give any condition or warranty or make any representation on the Supplier’s behalf or commit the Supplier to any contracts.

2.3	The Supplier only grants to EST the licences as specified in clause 2.1, and does not transfer any other right, title or interest to the App and any Games to EST.

2.4	EST represents, warrants and undertakes, except as expressly permitted by this Agreement or authorised in writing by the Supplier, that EST will not, nor permit others, directly or indirectly to:

2.4.1	copy, modify, translate, convert or create derivative works from the App or any Game, any part of it, or any adaptation, transcription, or merged portion of it except with the prior written consent of the Supplier;

2.4.2	reverse engineer, disassemble, decompile or in any other manner decode the App or any Game or any part of it, except to the extent that the foregoing acts are permitted by Applicable Law; or

2.4.3	remove any copyright, proprietary or similar notices from the App or any Game or any part thereof (or any copies thereof).

2.5	During the term of this Agreement, EST hereby grants the Supplier a revocable, non- exclusive, non-transferable license without the right of sublicense, to use the Branding to brand the Product subject to the Guidelines and clause 2.6.

2.6	the Supplier agrees to use the Branding to brand the Product, subject to the following terms and conditions;

2.6.1	the Supplier recognizes ownership by the EST Group of the Branding and shall not at any time do or suffer to be done any act or thing which will in any way impair such proprietary rights in and to the Branding;

2.6.2	the Supplier shall not acquire, and shall not claim, any right, title, or interest to the Branding adverse to the EST Group by virtue of the license granted to the Supplier under clause 2.5, or through the Supplier’s use of the Branding;

2.6.3	all use of the Branding by the Supplier shall at all times inure to the benefit of the EST Group;

2.6.4	EST shall be entitled to exercise such quality control over the use of the Branding as is customary in the trade;

2.6.5	the Supplier shall use its reasonable endeavors to assist EST in protecting the Branding;

2.6.6	the Supplier shall not knowingly do, or cause or permit anything to be done, which may prejudice or harm or has the potential to prejudice or harm the Branding or the EST Group’s title to the Branding;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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2.6.7	the Supplier shall notify EST of any suspected infringement of the Branding but shall not take any steps or action whatsoever in relation to that suspected infringement unless requested to do so by EST; and/or

2.6.8	if so required by EST, fully co-operate with EST in making applications to the Registrar of the Branding or equivalent officials or bodies for either the registration of this Agreement as a licence or the registration of EST as a registered user of the EST Branding.

3.	Sub-License and Third Party Branding

3.1	EST shall not be entitled to grant sublicences to any member of the EST Group or any of with respect to the licenses granted in clause 2.1 unless otherwise agreed by both parties.

4.	The Supplier’s Services with respect to the App and Games

4.1	The Supplier will provide the Product to End Users through the Platform so as to enable End Users to access, download and install the Product through the App Store and will be solely responsible for procuring, hosting, maintaining and securing its network connections and telecommunications links from its systems to the relevant data centres with respect to the Product.

4.2	The Supplier will design and develop the Product.

4.3	The Supplier will provide the Product to End Users solely in the English language, but has the facility to provide other languages so long as the required translations files are provided by EST

4.4	The Supplier shall be responsible for uploading and submitting the Product to the Google and Apple App Store and receiving each of the App Store’s approval for the Product to be listed on the respective App Store(s).

4.5	The Supplier shall procure the acceptance by each End User of the Terms and Conditions in a click-through, downloadable format prior to the End User downloading and installing the Product and the Supplier shall ensure that each End User's acceptance of the Terms and Conditions, as amended, is recorded and stored, by app version The Supplier shall ensure that each End User who rejects the Terms and Conditions shall not be able to download and install the Product.

4.6	The Supplier will provide to EST the Terms and Conditions in English for EST to translate for use in the Product (the “Translated Terms and Conditions”).

4.7	The Supplier shall ensure that the Terms and Conditions include protection of the EST IP, an obligation on each End User to comply with the rules of the Product and limitations of liability of the EST Group.

4.8	The Supplier shall deal with any technical requirements with regard to the functionality, layout and look and feel of the Product including the Third Party Technical Specifications.

4.9	The Supplier shall manage, administer and control the Product and/or the Platform at its own cost.

4.10	The App shall have at least [***] new games added per day and settlement of games and contests shall occur no less than [***] times per [***].

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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4.11	The Supplier will provide EST with daily reports from the Supplier’s internal back office with respect to the Product (“Back Office”) and provide access to its Firebase or other database location account to EST with respect to the Product (“Firebase Account”), where EST shall be able to view all available data including but not limited to, the total number of End Users who have completed in full and successfully submitted at least one completed Game on the Product the day before, the number of End Users who for the first time have completed in full and successfully submitted at least one completed Game on the Product the day before and the total Prizes granted to End Users the day beforehand.

4.12	Subject to appraising the integration of ESTs preferred business intelligence tools, the Supplier agrees to the integration of said products at the Supplier’s cost so long as the integration requirements are reasonable.

4.13	The Supplier shall be responsible for capturing and recording, processing and storing all End User Data;

4.14	The Supplier will provide the Product with technical back-up and support in respect of the Product as set out in the service level agreement attached as Schedule 3 (Maintenance Services).

4.15	The Maintenance Services will include the Supplier supplying such updates, upgrades, bug fixes and new releases to the App and/or Games.

4.16	The Supplier agrees to undertake Additional Development from time to time where agreed between the parties in accordance with the items set out in Schedule 1 and 2.

4.17	Supplier will provide a single point of contact or PM/Account Manager, assigned to optimize and support EST as part of integration and ongoing product operations

5.	Supplier’s Warranties, Representations and Undertakings

5.1	The Supplier warrants, represents and undertakes to EST that:

5.1.1	the Supplier shall perform its obligations under this Agreement including without limitation the Maintenance Services to the best skill and ability using competent and suitably experienced staff and shall maintain such high standards as are reasonably expected by EST to create a fully functional Product on or before the Launch Date;

5.1.2	the Product shall only be available to End Users to download and install the Product and that no person under the age of 18 (eighteen), shall be permitted and/or able to download and install the Product;

5.1.3	the Product, Platform, the Maintenance Services and/or the Terms and Conditions will at all times comply with the terms and conditions of the App Store including without limitation any terms of service, guidelines and/or policies and anything analogous to the foregoing issued by the operators and/or owners of the App Store;

5.1.4	the Product, Platform, the Terms and Conditions and/or the Maintenance Services shall comply with all Applicable Law;

5.1.5	its collection, retention and use of End User Data shall comply with the Privacy Policy and all Applicable Law;

5.1.6	the Product shall be free to End Users to register, download and install subject to respective app store terms and conditions EST reserves the right to create a paid version for the Product;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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5.1.7	the Supplier shall at all times comply with the Guidelines;

5.1.8	the Supplier confirms and undertakes that it will not directly or indirectly seek to register or exploit the Branding as a registered domain name or trademark;

5.1.9	it has full power and authority to enter into this Agreement and is not bound by any previous agreement which may adversely affects this Agreement;

5.1.10	it is the owner free of any third party rights of the App, the Games, Platform and/or the Trade Marks and/or Materials and has the full right to provide the licences herein;

5.1.11	the Product shall be developed by the Supplier in a form which is fully compliant and consistent with the Product Specification and EST's Guidelines;

5.1.12	the Product and/or Platform shall be free of viruses, material errors and material defects and the Product will perform in accordance with the Product Specification;

5.1.13	the Product, Platform, the Terms and Conditions, and/or the Maintenance Services and/or EST’s marketing and promotion using the of the App, Games and/or, Trade Marks in accordance with the terms of this Agreement shall not infringe the Intellectual Property Rights of any person, or constitute any libel or slander of any person;

5.1.14	it has the relevant and up-to-date systems for prevention and protection against cyber- attacks, including without limitation, DDoS attacks, all in accordance with the best industry-standards. Further, it establishes and maintains appropriate security protocols and systems to manage and mitigate such attacks, including swift identification thereof, appropriate notification of affected parties and resolution of any defects as quickly as possible;

5.1.15	the Supplier shall provide the Maintenance Services in accordance with the response times as set out in Schedule 3 attached hereto;

5.1.16	It shall possess at all times during this Agreement a fiscal code and/or fiscal representative as required by Applicable Law;

6.	Launch of the Product

6.1	The date of when the Product shall be made available to End Users to download, install and register with the Product shall be agreed by the parties acting reasonably and the launch date shall occur when the Product is first made available in the App Store to End Users to download, install and register with the Product (“Launch Date”).

6.2	Formal load balancing and stress testing shall be performed by both parties in advance of and prior to any material marketing efforts hereunder and such load balancing and stress testing shall be mutually confirmed in writing at each occurrence.

7.	Hosting

7.1	The Product will be hosted by the Supplier

7.2	The Supplier shall procure;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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7.2.1	appropriate and sufficient data storage and data processing capacity adequate to host the Product;

7.2.2	reasonably sufficient bandwidth capacity to allow End Users to access and use the Product

7.2.3	The actual Supplier cost of any and all hosting required hereunder shall be paid without markup or increase by EST upon presentation of actual invoices regarding same The parties shall mutually approve in writing a maximum amount of said hosting costs in advance of incurrence of same.

8.	Fees

8.1	EST shall pay the Initial Development Fees in accordance with Schedule 2 within 30 days of receiving a valid invoice for said fees.

8.2	All payments will be due in the currency set out in Schedule 2 or as is agreed in writing by and between the parties.

8.3	The Supplier will issue an invoice to EST for the provision of the previous month’s services within 5 days after the previous month end.

8.4	Unless otherwise specified, EST will make any payments under this agreement to the Supplier within 30 days of the date of a valid invoice for such sums.

8.5	EST acknowledges that Additional Development Costs are incurred at either the Supplier’s time and material rates set out in Schedule 2 or at a fixed cost agreed by both parties in writing

8.6	Additional Development Costs (if any) shall be levied and paid as agreed by the parties in writing.

8.7	All payments under this Agreement made by EST shall be made to the Supplier’s bank account the details of which are as follows:

Account Holder Name

Bank Name

Bank Address:

Bank Account Number:

IBAN:

BIC (Swift):

The Supplier shall provide applicable confirmation from the abovementioned bank, if requested by EST. Furthermore, in the event of any change to the above-mentioned details, the Supplier shall provide EST with a notice signed by the Supplier’s authorised signatory and confirmation from local counsel that such notice was sent in accordance with Applicable Law and the company's documents of incorporation and it binds the Supplier for all intents and purposes.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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8.8	All fees in this Agreement are considered exclusive of VAT or any country or state required taxes, which will be added as additional costs where applicable.

8.9	Hosting Charges as set out in Clause 7 and Additional Charges (if any) as set out in Schedule 2 shall be levied by the Supplier monthly in arrears with sufficient detail of the underlying charges.

8.10	The Supplier acknowledges that the consideration payable under this clause 8 constitutes the full and final amount payable in connection with this Agreement, and that it shall not be entitled to receive any payment, benefit or right except for such consideration, including, without limitation, any reimbursement for costs and expenses it may incur in connection with this Agreement.

8.11	Without prejudice to any other right or remedy that it may have, if EST fails to pay the Supplier any undisputed sums within 15 days due date EST will pay interest on the overdue amount at the rate of one per cent (1%) per annum above Barclays Bank PLC’s base rate from time to time. Such interest will accrue on a monthly basis from the due date until actual payment of the overdue amount, whether before or after judgment.

8.12	During the term of this Agreement and for a period of 1 (one) year thereafter, EST and/or any third party acting on its behalf (the “Auditor”) shall be able examine the books and records of the Supplier in order to confirm that Monthly Fee paid the deductions of the Advertising Deduction are correct. Such audits may take place remotely or at the Supplier’s premises. The Supplier shall fully co-operate with the EST and/or the Auditor. In the event such inspection or audit shall disclose any overpayment by EST, EST shall invoice the Supplier for the overpayment and the Supplier shall pay such invoice within 30 days of the Supplier’s receipt of such. Further, in the event such inspection or audit is made necessary such overpayment is greater than 5% as related to any period covered by audit, then the Supplier shall reimburse EST for the actual and reasonable fees and costs of such audit or inspection.

9.	Confidentiality and Publicity

9.1	The parties shall execute a Non-Disclosure Agreement attached hereto.

9.2	The parties agree that no announcement will be made concerning the existence of, or matters covered by, this Agreement until a mutually agreed joint announcement is prepared and released (which shall be at each party’s sole discretion whether to agree to such).

10.	Indemnification

The Supplier & ESG will mutually indemnify and hold harmless the EST Group from any and all Losses of any nature whatsoever incurred or suffered by the EST Group in any way arising from third party claims relating to: (i) the Product, the Platform, the Trade Marks and/or the Materials; (ii) breach of any Applicable Law; (iii) any claim brought by an End User; (iv) any claim from any regulator, any regulatory authority and/or governmental authority; and/or (v) any claim from the owner and/or operator of the App Store.

11.	Limits of Liability

11.1	Subject to clause 11.3, neither party will in any circumstances have any liability for any Losses which may be suffered by the other party (or any person claiming under or through such party), whether the same arise in contract, tort (including negligence) or otherwise howsoever, which are special, indirect or consequential loss (even if the other party was aware of the circumstances in which such special, indirect or consequential losses could arise).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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11.2	Subject to clauses 11.1 and 11.3, the total aggregate liability of each party to the other party, whether in contract, tort (including negligence) or otherwise and whether in connection with this Agreement or any collateral contract, will in no circumstances exceed a sum equal to the amounts actually paid or payable to the Supplier in the twenty- four (24) months preceding the date on which the claim arose.

11.3	The exclusions in clause 11.1 and 11.3 will apply to the fullest extent permissible at law, but neither party excludes liability for (as applicable):

11.3.1	death or personal injury caused by its own negligence, its officers, employees, contractors or agents;

11.3.2	gross negligence fraud or fraudulent misrepresentation;

11.3.3	the indemnity in clause 12.5 and/or 11;

11.3.4	any breach of the Supplier of clauses 5.1.2, 5.1.3, 5.1.4, 5.1.5, 5.1.6, 5.1.7, 5.1.9, 5.1.11 and/or 5.1.14;

11.3.5	any breach of the NDA; and/or

11.3.6	any other liability which may not be excluded by Applicable Law.

12.	Intellectual Property Rights

12.1	EST acknowledges that other than with respect to any EST IP and subject to clause 7.3, Intellectual Property Rights in relation to the App and each of the Games and any Materials and any part thereof belong and will belong to or be licenced to the Supplier, and EST will have no rights in or to the App or any Game or any Materials subject to the foregoing and/or other than as provided in this Agreement. Without limiting the foregoing, all developments, additions, enhancements, improvements or derivatives of the App and/or Games (as relevant) will be deemed to constitute part of the App and/or Games (as relevant) and will be the sole and exclusive property of the Supplier, subject to the licences set out herein.

12.2	The Supplier acknowledges that EST Group owns all rights, title and interest in the EST IP and all other proprietary and Confidential Information of EST which the Supplier may have access to through this Agreement. The Supplier acknowledges that it will not acquire any interest in the EST IP by virtue of this Agreement or the activities of either party under it.

12.3	Neither party will undertake any action that interferes with or diminishes the other party’s right, title and/or interest in its Intellectual Property Rights, trademarks trade names or names nor use any name or trade mark confusingly similar to the other party’s trademarks, trade names and/or product names.

12.4	EST will promptly give notice in writing to the Supplier in the event that it becomes aware of:

12.4.1	any infringement or suspected infringement of the App or any of the Games or the Materials of Applicable Law; or

12.4.2	any claim that the use of or access to the App and/or any Game (and any component thereof) or the Materials infringes the rights of any third party.

12.5	The Supplier undertakes to indemnify and keep fully and effectively indemnified from and against any Losses which the EST Group may suffer or incur in connection with any allegation or claim that the App, any Game, the Platform, the Landing Page, the Trade Marks and/or the Materials (or any part thereof) infringes the Intellectual Property Rights of a third party (Claim).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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12.6	If any third party makes a Claim, or notifies an intention to make a Claim against EST, EST shall:

12.6.1	as soon as reasonably practicable, giving written notice of the Claim to the Supplier, specifying the nature of the Claim in reasonable detail;

12.6.2	not making any admission of liability, agreement or compromise in relation to the Claim without the prior written consent of the Supplier (such consent not to be unreasonably conditioned, withheld or delayed); and

12.6.3	give the Supplier and its professional advisers reasonable assistance in defending the Claim at the Supplier’s cost and expense.

12.7	If any Claim is made, or in the Supplier’s reasonable opinion is likely to be made, against the EST Group, the Supplier may at its sole option and expense:

12.7.1	procure the right to continue to use the App, Materials and Games (or any part thereof) in accordance with the terms of this Agreement; modify the App, Materials and/or the Game so that it ceases to be infringing but without adversely affecting the performance of the App and/or Game;

12.7.2	replace the App, Materials and/or Game with a non-infringing equivalent App, Materials and/or Game; or

12.7.3	terminate the Agreement if Supplier deems it necessary to do so to avoid further harm to it’s to it or its business.

13.	Term and Termination

13.1	Unless terminated earlier in accordance with the early termination provisions in this Agreement, this Agreement will commence on the Commencement Date and will continue in force for [***] months from the Launch Date (the “Initial Period”). The Agreement shall automatically be extended for additional periods of [***] months each (the Renewal Period) unless either party provides the other party with written notice of termination at least [***] calendar days prior to the expiry of the Initial Period or any Renewal Period.

13.2	Without affecting any other right or remedy available to it, either party may terminate this Agreement with immediate effect by giving written notice to the other party if:

13.2.1	the other party commits a material breach of any term of this Agreement which breach is irremediable or (if such breach is remediable) fails to remedy that breach within a period of ten (10) days after being notified in writing to do so (for the avoidance of doubt the Supplier’s breach of clauses 5.1.2, 5.1.3, 5.1.4, 5.1.5, 5.1.6, 5.1.7, 5.1.9, 5.1.11, 5.1.14 and/or 5.1.19 shall be a breach which is irremediable);

13.2.2	the other party suffers an Insolvency Event; or

13.2.3	the other party suspends or ceases, or threatens to suspend or cease, carrying on all or a substantial part of its business.

13.3	In addition, either party shall be entitled to terminate this Agreement at any time and for any reason by providing the Supplier with 30 (thirty) days' prior written notice, without thereby incurring any liability towards either party.

13.4	EST shall also be entitled to terminate the Agreement with immediate effect on written notice to the Supplier if:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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13.4.1	the Supplier carries out any action or omission which EST reasonably believes will expose the EST Group to the risk of adverse legal, regulatory or economic repercussions in any jurisdiction;

13.4.2	the EST Group is ordered or required by an applicable regulatory authority in a jurisdiction to which it is subject, to terminate its relationship with the Supplier; or

13.4.3	the relationship between EST and the Supplier, the Product and/or this Agreement results in EST being of the opinion that any of the EST Group’s gaming licenses is or will be placed in jeopardy.

13.5	In the event this Agreement is terminated by either party in accordance with clause 13.3, 13.4 or 13.6 or either party in accordance with clause 26, if the effective date of termination of the Agreement falls: (i) EST will pay the a pro rata amount of the Monthly Fee for the days which have elapsed in Month in which the effective date of termination of the Agreement falls; (ii) EST will pay the Monthly Fee which is applicable to the Month in which the effective date of termination of the Agreement.

13.6	On termination or expiry (as applicable) of this Agreement for any reason:

13.6.1	each party must promptly, and in any event no later than fourteen (14) days after termination, return to the other party all property and confidential information belonging to the other and relating to this Agreement, in all forms, or to the extent such return is not reasonably practical, destroy or delete completely the foregoing and certify in writing to the other party that it has been destroyed;

13.6.2	all licenses granted under this Agreement will cease including, in particular, the licence granted under clause 2.1;

13.6.3	any provision of this Agreement which expressly or by implication is intended to come into or continue in force on or after termination or expiry (as applicable) of this Agreement will remain in full force and effect (including, without limitation, the NDA, clauses, 2.6.8, 7.3.2-7.3.6 (inclusive), 8.2, 9.11, 10, 11, 12 , 13.1-13.6 (inclusive), 14 , 20, 21, 24, and 25-27 (inclusive).

13.7	Notwithstanding anything to the contrary in this Agreement, EST following the termination of the Agreement for any reason whatsoever or expiry of the Agreement (as applicable), EST shall have 30 days (the “Take Down Period”) to: (i) remove all marketing and promotional materials produced a as result of the licenses granted in section 2.1 (the “Licensed Materials”) from EST’s marketing and promotional channels which are under its direct control (the "EST Channels") (for example any website operated by EST and EST’s social media accounts); and (ii) make commercially reasonable efforts to cause the removal of the Licensed Materials from any third party platform, social media accounts websites and advertising materials to which EST provided them to them to.

In the event that following the Take Down Period the Supplier becomes aware that any of the Licensed Materials are still being used, in spite of EST’s compliance with the provisions of this paragraph above, then the Supplier shall notify EST in writing and EST shall have seven days from receipt of such notice to remove the applicable Licensed Materials from the EST Channels and such circumstances shall not be considered to be a breach of the Agreement. However, if the marketing channels that use the Licensed Materials are not EST Channels and are not under EST’s direct control (such as for example the third party platforms and websites), EST shall not be liable if the applicable Licensed Materials are not removed from such channel despite its request. In such case, the Supplier’s sole remedy is to take direct action against the applicable third party, and EST shall reasonably cooperate with the Supplier, if so requested.

13.8	Termination or expiry (as applicable) of this Agreement will not affect any rights, remedies, obligations or liabilities of the parties that have accrued up to the date of termination or expiry (as applicable), including the right to claim damages in respect of any breach of this Agreement which existed at or before the date of termination or expiry (as applicable).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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14.	Exclusivity

Subject to the payment set forth in Schedule 3 addended hereto, Supplier hereby grants EST the exclusive worldwide rights to the [***] as defined herein and any and all [***] of same in connection with [***] and as such the Supplier may not enter into any agreements for the purposes of [***] any party operating in the field of [***]. The terms and conditions of this Section 14 and the Schedule 3 associated therewith shall continue and remain in force regardless of termination of the Agreement for so long as EST makes all payments required as identified in Schedule 3.

15.	Costs

Except as otherwise stated in this Agreement, each party will pay its own costs and expenses in relation to the negotiation, preparation, and execution and carrying into effect of this Agreement.

16.	Waiver

No failure or delay by a party to exercise any right or remedy provided under this Agreement or by law will constitute a waiver of that or any other right or remedy, nor will it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy will prevent or restrict the further exercise of that or any other right or remedy.

17.	Remedies

Except as expressly provided in this Agreement, the rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law. The exercise or partial exercise of any right, power or remedy provided by law or under this Agreement will not preclude any other or further exercise of it or the exercise of any other right power or remedy.

18.	Entire Agreement

18.1	This Agreement and the documents referred to in it constitute the entire agreement between the parties and supersede all other agreements or arrangements, whether written or oral, express or implied, between the parties or any of them.

18.2	Each party agrees that, in entering into this Agreement, either it did not rely on any representations (whether written or oral) of any kind or of any person other than those expressly set out in this Agreement or (if it did rely on any representations, whether written or oral, not expressly set out in this Agreement) that it will have no remedy in respect of such representations and (in either case) neither party will have liability in any circumstances otherwise than in accordance with the express terms of this Agreement.

19.	Variation

No variation of this Agreement will be effective unless made in writing and signed by both parties (or their authorised representatives).

20.	Severance

If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it will be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision will be deemed deleted. Any modification to or deletion of a provision or part-provision under this clause will not affect the validity and enforceability of the rest of this Agreement.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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21.	Authority

21.1	Each party warrants and represents that the individual executing this Agreement on behalf of such party is empowered by that party to execute it and that all necessary action to authorise its execution by that individual has been taken.

21.2	Each party represents and warrants to the other party that it is a corporation validly organised and existing under laws of the place of its organisation.

22.	Counterparts

This Agreement may be executed in any number of counterparts and by attachment to electronic mail, but will not take effect until each party has executed at least one counterpart. Each counterpart will constitute an original, but all the counterparts together will constitute a single agreement.

23.	Third Party Rights

23.1	Except as stated elsewhere in this Agreement, no person who is not a party to this Agreement will have any right to enforce it.

23.2	Any member of EST Group shall be entitled to enforce the terms of this Agreement.

23.3	The rights of the parties to terminate, rescind or agree any variation, waiver or settlement under this Agreement are not subject to the consent of any other person.

24.	No Partnership or Agency

24.1	Nothing in this Agreement creates a joint venture or partnership or establishes a relationship of principal and agent or any other fiduciary relationship between the parties.

24.2	Neither party will represent itself as agent of the other party and neither party will have authority or power to bind the other party or to contract in the name of or create a liability against the other party.

24.3	Each party confirms it is acting on its own behalf and not for the benefit of any other person.

25.	Force Majeure

25.1	Neither party is to be liable to the other for delay or failure to perform any obligation under this Agreement to the extent that the delay or failure results from events, circumstances or causes beyond its reasonable control (such event being Force Majeure), which will include without limitation, act of God, war, riot, civil commotion, malicious damage, compliance with any law or governmental order, rule, regulation or direction, fire, flood, storm.

25.2	In such circumstances the affected party will be entitled to a reasonable extension of the time for performing such obligations.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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25.3	A party becoming aware of any Force Majeure must promptly notify the other party in writing of the relevant facts and any likely delay or other effect, and both parties will to the extent within their control use their reasonable endeavours to mitigate the effects of the Force Majeure.

25.4	If Force Majeure continues for twelve (12) successive weeks, either party may terminate this Agreement by giving fourteen (14) days’ written notice to the affected party.

26.	Notices

26.1	Any notice given to a party under or in connection with this Agreement will be in writing and will be:

26.1.1	delivered by hand or by prepaid first class post or other next working day delivery service at its registered office (if a company) or its principal place of business (in any other case);

26.1.2	sent by prepaid airmail providing proof of delivery; or

26.1.3	other than in relation to termination of the Agreement sent by email to Supplier: [***] or EST: [***].

26.2	Any notice will be deemed to have been received:

26.2.1	if delivered by hand, on signature of a delivery receipt or at the time the notice is left at the proper address;

26.2.2	if sent by prepaid first class post or other next working day delivery service, at 9.00 a.m. on the second Business Day after posting or at the time recorded by the delivery service;

26.2.3	if sent by prepaid airmail providing proof of delivery, at the time recorded by the delivery service; or

26.2.4	if sent by email, at 9.00 a.m. on the next Business Day after transmission, provided that the sender has not received a response that delivery was unsuccessful or an “out of office” response.

27.	Governing Law and Jurisdiction

27.1	This Agreement and any dispute, disagreement or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) will be governed by and construed in accordance with English Law.

27.2	Each party irrevocably agrees that the courts of England and Wales will have exclusive jurisdiction to settle any , disagreement or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual Disputes or claims).

Signed by Splash Technology Limited	Director:	/s/
2/5/2021
Print name:

Signed by Esports Technologies, Inc.	Director:	/s/ Bart Barden
2/5/2021
	Print name:	Bart Barden

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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Schedule 1 Schedule App & Game Specification and Requirements v1

Version 1 Specifications

1.	App use through [***].

2.	App to have [***]

3.	App to have [***].

4.	App to include [***]

5.	Full Reporting integration with [***]

Version 2 Specifications

6.	[***] (at Suppliers cost).

7.	[***] (at Suppliers cost)

8.	[***]

9.	[***]

10.	[***]

*It is noted that all Version 2 Specifications must be agreed to by both parties with detailed product specifications provided by the Supplier. Development of the features won’t begin until the specifications are approved by ESG.

All Version 2 features, unless otherwise stated, are considered as Additional Development and therefore subject to the Additional Development fees set out in Schedule 2.

The Supplier shall endeavour to have Version 2 features launched by July 31st 2021 but is in no way liable should this delivery date be missed for any reason whatsoever.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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Schedule 2 - The Fees

1.	Initial Development Fees

1.1	The Initial Development Fees are $[***] payable as follows:

1.1.1	$[***] following EST’s receipt of an invoice (which shall be submitted by the Supplier following signature of this Agreement); and

1.1.2	$[***] within 30 days of the Launch Date.

2.	Monthly Fees

2.1	A monthly fee of $[***] per month will be payable commencing upon the Launch Date and due thereafter for each month until the Agreement is terminated. All monthly fees are due within 30 days of invoicing by Supplier.

3.	Exclusivity Fee. Supplier grants EST the exclusive rights for each annual period of the Agreement and as set forth in Section 14 of the Agreement, subject to payment as set forth below:

Year 1 - $[***] total cash value consideration due upon execution of the Agreement with $[***] of said consideration paid in cash and $[***] paid in the form of a grant of a warrant to purchase [***] common stock shares of EST exercisable at any time within five (5) years of the date of grant at an exercise price of $[***] per share.

Year 2 - $[***] total cash value consideration due on the first year anniversary of the execution date of the Agreement, with $[***] of said consideration paid in cash and

$[***] paid in the form of a grant of a warrant to purchase [***] common stock shares of EST exercisable at any time within five (5) years of the date of grant at an exercise price equal to the fair market value of EST common stock shares as determined as of the first year anniversary of the execution date of the Agreement.

Year 3, $[***] total cash value consideration due on the second year anniversary of the execution date of the Agreement, with $[***] of said consideration paid in cash and $[***] paid in the form of a grant of a warrant to purchase [***] common stock shares of EST exercisable at any time within five (5) years of the date of grant at an exercise price equal to the fair market value of EST common stock shares as determined as of the second year anniversary of the execution date of the Agreement.

Thereafter Year 3 of this Agreement and for each annual period subsequent to the end of Year 3 hereof, EST shall have the right but not the obligation to continue to make payments of $[***] in cash per each annual period thereafter and extend the exclusive rights set forth in Section 14 of the Agreement. For the avoidance of doubt, should EST continue to make payments of $[***] per year for each successive year commencing at the start of Year 4 of this Agreement and thereafter then the parties agree that the rights conferred to EST in Section 14 hereof shall continue and remain.

SUPPLIER IS SOLELY RESPONSIBLE FOR ANY AND ALL TAX CONSEQUENCES ARISING FROM THIS AGREEMENT INCLUDING THE WARRANTS AND REPRESENTS AND WARRANTS THAT IT HAS CONSULTED WITH TAX PROFESSIONALS IN THIS REGARD AS MAY BE REQUIRED.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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4.	Game Prizes

4.1	EST is solely responsible for the payment of any jackpots or prizes won by End Users in the Games. The Supplier will inform EST of any End User that has won any prize, providing all End User account information with 24 hours of the settlement of the Game.

5.	Additional Development

51.	Development that falls outside of the scope of the Version 1 and into version 2 will be charged at an hourly rate of $[***] per hour per engineer. Where possible, the parties will agree upon a fixed fee per feature or project so as to reduce or cap the costs of development.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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Schedule 3 – Service Level Agreement

1.	General

1.1	The Supplier shall host and maintain the Product in accordance with the Service Levels set out in this Schedule.

1.2	If the Product is not available in accordance with the relevant Service Levels, EST shall become entitled to the Service Credits set out in this Schedule.

1.3	In this Schedule the following expressions shall have the following meanings unless the context requires otherwise:

Availability Service Level	means the uptime commitment set out in paragraph 2.1 of this Schedule and is calculated as the Resolution Time for Priority 1 Faults;

Available	means available to be accessed and utilised without delay by End Users and not subject to a Priority 1 Fault (and Availability shall be construed accordingly);

Fault	means a Priority 1 Fault, Priority 2 Fault or Priority 3 Fault (as applicable);

Planned Downtime	means a period of Unavailability outside of 8am – 2am GMT during which all or part of the Product (or any component thereof) shall be Unavailable, to enable the Supplier to carry out required maintenance or install patches or Updates to the Product (or any part thereof);

Priority 1 Fault	means a total or significant failure in the functionality or performance of the Product (or any part thereof), and this Defect affects 50% of End User revenue for the Product;

Priority 2 Fault	means a failure of moderate impact causing moderate/low disruption or reduction in the functionality or performance of the Product (or any part thereof) and this Defect affects 25% of End User revenue for the Product;

Priority 3 Fault	means a minor fault with minimal (if any) impact on the functionality or performance of the Product (or part thereof);

Resolution Time Service Levels	means the target timeframe for Resolving a Fault as set out in the table in paragraph 3.6 of this Schedule;

Resolve	means in relation to a Fault, to restore the functionality and performance of the Product (or any part thereof) and to restore operation of such Product (or any part thereof) to its normal operating level (which level may be set out in the specification), whether through the implementation of a Workaround or permanent solution and Resolution, Resolving and Resolved shall be construed accordingly;

Response and Resolution Service Levels	means the Response Time Service Levels and the Resolution Time Service Levels;

Response Time Service Levels	means the target timeframe for Responding to a Fault as set out in the table in paragraph 3.5 of this Schedule;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

21

Service Credit shall	mean a credit due to EST where the Supplier fail to: (i) meet its Availability target; (ii) fails to Respond to Fault notifications within the Fault Response Time Service Level targets; as such credit is calculated in accordance with this Schedule;

Service Levels	means the Availability Service Level and the Response and Resolution Service Levels;

Unavailability	means not Available (and Unavailability shall be construed accordingly); and

Workaround	means a method of restoring the Product to its normal operating level, without Resolving the underlying Fault.

2.	Availability Service Level and Service Credits

2.1	The Supplier shall ensure that the Product shall be Available, excluding Planned Downtime, 99.9% of the time in any given calendar month during the term of the Agreement (Availability Service Level). If the Supplier fail to meet this target in any calendar month, EST shall be entitled to Service Credits calculated as follows:

Service Provider will ensure that Uptime of the System will equal or exceed 97.5%. In case the Uptime falls below the committed 97.5%, Client shall have the option to terminate the Agreement.

Availability of Product	Service Credit (as a percentage of the average of the Monthly Fees payable in the relevant Month and the Month prior to the relevant Month)
< 99.9% but greater than or equal to 99.0%	[***]%
< 99.0% but greater than or equal to 98.0%	[***]%
< 98.0% but greater than or equal to 96.0%	[***]%
< 96.0% but greater than or equal to 93.0%	[***]%
< 93.0% but greater than or equal to 85%	[***]%
<85%	[***]% and shall be considered a material breach incapable of remedy (without prejudice to your other rights and remedies hereunder).

3.	Response and Resolution Service Levels and Service Credits

3.1	The Supplier shall at all times employ appropriately skilled and trained personnel who possess communication skills in accordance with best industry practice, are administratively competent and who are suitably qualified and experienced with the App and Games.

3.2	Telephone Support is available 24 hours a day, 7 days a week for all Priority 1 and Priority 2 Faults and during normal business hours for Priority 3 Faults. Also a Slack Channel to be determined post agreement signing will be made available and escalations sent to the contacts below

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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3.2.1	EST Escalation Contacts

(a)	[***]

(b)	[***]

3.2.2	Response and Resolution Service Levels: The Supplier shall Respond to Fault notifications or as soon as it becomes aware of a Fault within the Fault Response Time Service Levels and Resolve all Faults within the Resolution Time Service Levels applicable to the Priority Level of the Fault set out in the table below. The Resolution Time Service Level period shall commence when the Fault is reported to the Supplier or as soon as the Supplier becomes aware of a Fault and end when the Supplier have Resolved the Fault. An issue is considered Resolved if it no longer meets the Fault definitions

4.	Nature of Service Credits

4.1	The Supplier will provide EST with a monthly service performance report within 7 days of the end of each calendar month .

4.2	Service Credits will be reconciled and accrue on a quarterly basis.

4.3	Service Credits shall, at the discretion of EST, be either: (i) payable as a debt due by the Supplier to EST within 30 days of the date on which they accrue; or (ii) set off against any sum payable by EST to the Supplier in the following Month(s).

4.4	The Service Credits are a reduction of the amounts payable in respect of the Monthly Fees.

4.5	Except as expressly provided in this Agreement, the payment of Service Credits shall not relieve the Supplier from any other obligation under this Agreement.

4.6	Nothing in this Schedule shall restrict EST right to claim damages or any other remedy or to terminate the Agreement.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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EXHIBIT E

DATA PROTECTION ADDENDUM

This Data Processing Addendum (“Addendum”) forms an integral part of the License Agreement (“Agreement”) between (a) Esports Technologies ("LICENSEE") and (b) (i) SOFTWARE PROVIDER and applies to the extent that SOFTWARE PROVIDER processes Personal Data, or has access to Personal Data, on behalf of the LICENSEE, in the course of its performance under the Agreement.

LICENSEE shall qualify as the Data Controller, as this term is defined under Data Protection Legislation. SOFTWARE PROVIDER shall qualify as the Data Processor, as this term is defined under Data Protection Legislation.

All capitalized terms not defined herein shall have the meaning set forth in the Agreement.

Definitions

1.1.                   "Approved Jurisdiction" means a member state of the EEA, or other jurisdiction as may be approved pursuant to the applicable Data Protection Legislation as having adequate legal protections for data by the European Commission

1.2.                   "Breach Incident" means a breach of security leading to the accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access to, Personal Data transmitted, stored or otherwise processed.

1.3.                   "Data Protection Legislation" means any and/or all applicable domestic and foreign laws, rules, directives and regulations, on any local, provincial, state or deferral or national level, pertaining to data privacy, data security and/or the protection of Personal Data, including the Data Protection Directive 95/46/EC and the Privacy and Electronic Communications Directive 2002/58/EC (and respective local implementing laws) concerning the processing of personal data and the protection of privacy in the electronic communications sector (Directive on privacy and electronic communications), including any amendments or replacements to them, including the Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data ("GDPR").

1.4.                   “Data Controller”, “Data Processor”, “Data Subject”, "Personal Data", “Process” and “Processing” shall have the meanings ascribed to them in the Data Protection Legislation.

1.5.                   "EEA" means those countries that are member of the European Economic Area.

1.6.                   “Security Measures” mean commercially reasonable security-related policies, standards, and practices commensurate with the size and complexity of SOFTWARE PROVIDER’s business, the level of sensitivity of the data collected, handled and stored, and the nature of SOFTWARE PROVIDER’s business activities.

1.7.                   "Standard Contractual Clauses" mean the standard contractual clauses for the transfer of personal data to data processors established in third countries adopted by the European Commission Decision C(2010)593.

1.8.                   “Sub-Processors” mean any Affiliate, agent or assignee of SOFTWARE PROVIDER that may process Personal Data pursuant to the terms of the Agreement, and any unaffiliated processor engaged by SOFTWARE PROVIDER.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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Compliance with Laws

1.9.               Each Party shall comply with its respective obligations under the Data Protection Legislation.

1.10.            SOFTWARE PROVIDER shall provide reasonable cooperation and assistance to LICENSEE in relation to SOFTWARE PROVIDER’s processing of Personal Data in order to allow LICENSEE to comply with its obligations as a Data Controller under the Data Protection Legislation.

1.11.            SOFTWARE PROVIDER agrees to notify LICENSEE promptly in writing if it becomes unable to comply with the terms of this Addendum and take reasonable and appropriate (but in no event less than industry- standard) measures to remedy such non-compliance.

1.12.            Throughout the duration of the Addendum, LICENSEE agrees and warrants that:

(a)               Personal Data has been and will continue to be collected, processed and transferred by LICENSEE in accordance with the Data Protection Legislation;

(b)               the processing of Personal Data by LICENSEE, as well as any instruction to SOFTWARE PROVIDER in connection with the processing of the Personal Data (“Processing Instructions”), has been and will continue to be carried out in accordance with the relevant provisions of the Data Protection Legislation;

(c)                the LICENSEE has provided the Data Subjects with an adequate and accessible notice, in accordance with Articles 13 and 14 of the GDPR, with respect to the processing of Personal Data and transfer of Personal Data pursuant to the Addendum;

(d)                the LICENSEE has obtained the relevant consents and permissions as necessary under Data Protection Legislations, or otherwise relives on other lawful grounds under Data Protection Legislations (including without limitation any lawful grounds required in order to comply with the Processing Instructions and those purposes detailed herein); and that

(e)                the LICENSEE is solely responsible to exercise any and all rights of Data Subjects, in accordance with Articles 13-22 of the GDPR.

Processing Purpose and Instructions

1.13.             The duration of the processing under the Agreement is determined by the parties, as set forth in the Agreement.

1.14.             SOFTWARE PROVIDER shall process Personal Data only to deliver the Services in accordance with the LICENSEE’s written Processing Instructions (unless waived in a written requirement), the Agreement, the Data Protection Legislation and Exhibit A, which is attached herein and incorporated herein by reference. Unless permitted under the Agreement or this Addendum, SOFTWARE PROVIDER shall not otherwise modify, amend, disclose or permit the disclosure of any Personal Data to any third party unless authorized or directed to do so by LICENSEE.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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1.15.             SOFTWARE PROVIDER will not use Personal Data for any use other than as expressly provided in the Agreement or this Addendum. Processing any Personal Data outside the scope of the Agreement will require prior written agreement between SOFTWARE PROVIDER and LICENSEE by way of written agreement, and will include any additional fees that may be payable by LICENSEE to SOFTWARE PROVIDER for carrying out such instructions.

1.16.             Notwithstanding the foregoing, SOFTWARE PROVIDER shall be entitled to use the Personal Data for statistical and financial purposes provided however that any personal attributes shall be removed from such Personal Data or otherwise if such Personal Data is maintained on an aggregated basis. The use will be disclosed to Licensee.

Reasonable Security and Safeguards

1.17.             SOFTWARE PROVIDER represents, warrants, and agrees to use Security Measures (i) to protect the availability, confidentiality, and integrity of any Personal Data collected, accessed, used, stored or transmitted by SOFTWARE PROVIDER in connection with this Agreement, and (ii) to protect such data from Breach Incidents.

1.18.             The Security Measures are subject to technical progress and development and SOFTWARE PROVIDER may update or modify the Security Measures from time to time provided that such updates and modifications do not result in the degradation of the overall security of the Services purchased by LICENSEE.

1.19.             SOFTWARE PROVIDER shall take reasonable steps to ensure the reliability of its staff and any other person acting under its supervision which has access to and processes Personal Data. SOFTWARE PROVIDER shall ensure that persons authorized to process Personal Data have committed themselves to be bound by obligations of confidentiality or are under an appropriate statutory obligation of confidentiality.

1.20.             LICENSEE is responsible for using and configuring the Services in a manner which enables LICENSEE to comply with Data Protection Legislation, including implementing appropriate technical and organizational safeguards and measures.

Breach Incidents

1.21.             Upon becoming aware of a Breach Incident, SOFTWARE PROVIDER will notify LICENSEE without undue delay. SOFTWARE PROVIDER will use reasonable endeavors to assist LICENSEE in mitigating, where possible, the adverse effects of any Breach Incident.

Cooperation and Assistance

1.22.             If SOFTWARE PROVIDER receives any requests from individuals or applicable data protection authorities relating to the processing of Personal Data under the Agreement, including requests from individuals seeking to exercise their rights under EU Data Protection Law, SOFTWARE PROVIDER will promptly redirect the request to LICENSEE, but in no event more than five (5) Business Days from receipt of said request. SOFTWARE PROVIDER will not respond to such communication directly without LICENSEE's prior authorization, unless legally compelled to do so. If SOFTWARE PROVIDER is required to respond to such a request, SOFTWARE PROVIDER will promptly notify LICENSEE and provide LICENSEE with a copy of the request, unless legally prohibited from doing so.

1.23.             If SOFTWARE PROVIDER receives a legally binding request for the disclosure of Personal Data which is subject to this Addendum, SOFTWARE PROVIDER shall (to the extent legally permitted) promptly notify LICENSEE upon receipt of such order, demand, or request, but in no event more than two (2) Business Days from receipt of such order, demand, or request. It is hereby clarified however that if no such response is received from LICENSEE within three (3) Business Days (or otherwise any shorter period as dictated by the relevant law or authority), SOFTWARE PROVIDER shall be entitled to provide such information.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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1.24.             Notwithstanding the foregoing, SOFTWARE PROVIDER will reasonably cooperate with LICENSEE with respect to any action taken by it pursuant to such order, demand or request, including ensuring that confidential treatment will be accorded to such disclosed Personal Data.

1.25.             Upon reasonable notice, SOFTWARE PROVIDER shall provide reasonable assistance to LICENSEE in:

(i)                  allowing Data Subjects to exercise their rights under the Data Protection Legislation, including the right of access, right to rectification, erasure (“right to be forgotten”), data portability or object to the processing;

(ii)                 ensuring compliance with any notification obligations of Breach Incidents to the supervisory authority and communication obligations to Data Subjects, as required under Data Protection Legislation;

(iii)                 ensuring LICENSEE’s compliance with its obligation to carry out Data Protection Impact Assessments (“DPIA”) or prior consultations with data protection authorities with respect to the processing of Personal Data. Any assistance to LICENSEE with regard to DPIA or prior consultations will be solely at LICENSEE's expense.

Use of Sub-Processors

1.26.             LICENSEE provides a general consent to SOFTWARE PROVIDER to engage with onward Sub- Processors, provided that SOFTWARE PROVIDER has entered into an agreement with the Sub-Processor containing data protection obligations that are at least as restrictive as the obligations under this Addendum (to the extent applicable to the services provided by the Sub-processor).

1.27.             SOFTWARE PROVIDER will be responsible for any acts, errors or omissions by its Sub-Processors, that may cause SOFTWARE PROVIDER to breach any of its obligations under this Addendum.

Transfer of EEA resident Personal Data outside the EEA

1.28.            SOFTWARE PROVIDER may transfer and process Personal Data of residents of the EEA or Switzerland outside the EEA ("Transfer"), only subject to the following:

(i)                 The Transfer is necessary for the purpose of SOFTWARE PROVIDER carrying out its obligations under the Agreement;

And

(ii)                 One (or more) of the following applies:

1.              The Transfer is to an Approved Jurisdiction;

2.              The Transfer is subject to appropriate safeguards (for example, the Privacy Shield as referred to in the COMMISSION IMPLEMENTING DECISION (EU) 2016/1250 of 12 July 2016 pursuant to Directive 95/46/EC of the European Parliament and of the Council on the adequacy of the protection provided by the EU-U.S. Privacy Shield, or other applicable frameworks);

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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3.             LICENSEE and SOFTWARE PROVIDER will sign the Standard Contractual Clauses.

4.              The Transfer is in accordance with any of the exceptions listed in the Data Protection Legislation. SOFTWARE PROVIDER will inform LICENSEE which exception applies to each Transfer and will assume complete and sole liability to ensure that the exception applies.

Data Retention and Destruction

1.29.           SOFTWARE PROVIDER will only retain Personal Data for as long as Services are provided to LICENSEE in accordance with this Agreement. Following expiration or termination of the Agreement, SOFTWARE PROVIDER will delete or return to LICENSEE all Personal Data in its possession as provided in the Agreement except to the extent SOFTWARE PROVIDER is required by applicable law to retain some or all of the Personal Data (in which case SOFTWARE PROVIDER will implement reasonable measures to prevent the Personal Data from any further processing). The terms of this Addendum will continue to apply to such Personal Data in perpetuity.

1.30.           Notwithstanding the foregoing, SOFTWARE PROVIDER shall be entitled to maintain Personal Data following the termination of this Agreement for statistical and/or financial purposes provided always that SOFTWARE PROVIDER maintains such Personal Data only on an aggregated basis or otherwise after having removed all personally identifiable attributes from such Personal data.

General

1.31.           Any claims brought under this Addendum will be subject to the terms and conditions of the Agreement, including the exclusions and limitations set forth in the Agreement.

1.32.           In the event of a conflict between the Agreement (or any document referred to therein) and this Addendum, the provisions of this Addendum shall prevail.

1.33.           SOFTWARE PROVIDER may modify the terms of this Addendum in circumstances such as (i) if required to do so by a supervisory authority or other government or regulatory entity, (ii) if necessary to comply with Data Protection Legislation, or (iii) to implement or adhere to standard contractual clauses, approved codes of conduct or certifications, binding corporate rules, or other compliance mechanisms, which may be permitted under Data Protection Legislation. SOFTWARE PROVIDER will promptly provide notice of such changes to LICENSEE in writing, and the modified Addendum will become effective, in accordance with the terms of the Agreement.

1.34.           LICENSEE may audit SOFTWARE PROVIDER’s compliance with this Addendum. For such audit, as reasonably requested by the LICENSEE, SOFTWARE PROVIDER shall grant the LICENSEE access toto its premises, to documents, and to personnel working at such premises, provided always that (a) any such audits are performed no more than once every twelve month period; (b) any such audits are coordinated with SOFTWARE PROVIDER at least thirty (30) days in advance; (c) the LICENSEE shall assume all costs related to such audits (including the cost of time spent and materials of any member of SOFTWARE PROVIDER personnel assigned to monitor such audit); (d) the LICENSEE shall procure that any person or entity conducting such audit shall at all times comply with the confidentiality obligations as detailed in the Agreement and this Addendum, and with the security policies and measures of SOFTWARE PROVIDER; and (e) the LICENSEE shall be fully liable for any breach of such confidentiality undertakings or security policies and measures. SOFTWARE PROVIDER shall reasonably cooperate with the LICENSEE’s audits contemplated in this Section 10.4 of this Addendum.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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